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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):
                               SEPTEMBER 23, 2002




                                TECO ENERGY, INC.
             (Exact name of registrant as specified in its charter)



           FLORIDA                      1-8180                   59-2052286
(State or other jurisdiction       (Commission File             (IRS Employer
     of incorporation)                  Number)              Identification No.)




                 702 NORTH FRANKLIN STREET, TAMPA FLORIDA 33602
              (Address of principal executive offices and zip code)


                                 (813) 228-4111
              (Registrant's telephone number, including area code)


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     On September 23, 2002, we issued a press release providing our outlook for
2002 and 2003. This Current Report on Form 8-K sets forth the matters discussed in the press release. This report contains forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions as set forth below

ITEM 5.  OTHER EVENTS.

OVERVIEW

     Our top management expects 2002 earnings-per-share to increase over 2001, and 2002 net income to grow by more than 10 percent. Our business outlook for 2003 focuses on continued growth in our Florida operations, optimizing our independent power investments and minimizing potential earnings volatility and external financing needs while maximizing cash flow to support our capital obligations.

     Key elements in the 2003 plan being presented to our Board of Directors are:

     - deferral of our Dell and McAdams independent power plants, and other actions, which we project will reduce our capital expenditures by $250 million;

     - monetization of certain Section 29 tax credits related to the production of synthetic fuel at TECO Coal and the coal gasification unit at Tampa Electric's Polk Power Station;

     -    sale of our TECO Coalbed Methane gas assets in Alabama; and

     - $250 million of cash from repatriation of cash and non-recourse refinancings on generating facilities in Guatemala and other financial transactions or asset sales.

The combination of the methane gas asset sale and monetization transactions described above under the second and third bullet points is expected to generate more than $400 million, which would more than offset the proceeds previously expected from a non-recourse financing for the Dell, McAdams and Frontera facilities.

OUTLOOK FOR SECOND HALF OF 2002

Net Income

     Net income for the second half of 2002 is expected to be 10 to 15 percent higher than 2001. Overall for 2002, net income growth is expected to push earnings-per-share growth to within a few cents of our original 5 percent growth target, driven primarily by customer growth and normal weather at Tampa Electric and Peoples Gas and increased allowance for funds used during construction (AFUDC) associated with the Gannon to Bayside repowering at Tampa Electric.

     TECO Transport expects improved results in the second half from an improvement in the U.S. economy and some higher northbound river shipments and better prices in the U.S. government grain program. Overall, 2002 results are expected to be below 2001.

     TECO Coal expects to benefit from increased synfuel production and higher steam coal prices than in 2001; the results will reflect lower prices for metallurgical coal in the second half.

     TECO Power Services expects higher results from the sale of ancillary services and power sales to Mexico at the Frontera Power Station in Texas, continued good performance from its other operating plants and increased earnings from construction-related and loan agreements with Panda Energy.


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Cash Flow

     Cash flow in the second half of 2002 will benefit from the $550 million notes offering completed at Tampa Electric, proceeds expected from the sale of TECO Coalbed Methane and the higher level of cash from operations that normally occurs in the third quarter.

     Capital expenditures in the second half are expected to be $860 million, or $400 million higher than was previously forecast, due to elimination of the previously expected non-recourse financing at TECO Power Services. These capital expenditures include the first $125 million payment on the equity bridge loan for the Union and Gila River power stations and the remaining $265 million required to complete TECO Energy's equity commitment for these power stations.

OUR 2003 PLAN

Net Income

     Based on projected net income of $270 to $305 million, earnings-per-share are expected to be between $1.75 to $2.00 per share. The low end of the range is based on the company-by-company assumptions outlined below with power margins based on the current forward curves, while the high end of the range assumes moderate improvement in wholesale power prices due to economic dispatch, which means the most efficient units, regardless of ownership, are dispatched first.

Cash Flow

     Projections for 2003 include capital expenditures of $700 million, which includes $250 million at the Florida operations; $400 million for TECO Power Services, including $375 million to repay the equity bridge loan and $40 million for all other operating companies combined; and dividend payments of $227 million.

     Cash from operations at the lower end of the earnings-per-share guidance range is expected to be about $575 million, including the effects of higher synfuel production and monetization at TECO Coal. Total cash flow from operations, including cash from the monetization transactions described above and $250 million from other activities, which include the repatriation of cash and non-recourse refinancings on generating facilities in Guatemala, is projected to be more than $1.1 billion.

     No external debt financing needs are projected for 2003.

     We believe that the 2003 plan has virtually eliminated any exposure to negative cash variability due to merchant power risk. Next year, most of total cash flow is expected to come from our utility operations and non-TECO Power Service operations. This is based on the fact that TECO Power Services' operating projects (Hardee, Hamakua, Alborada and San Jose) all have long-term contracts and Frontera expects to have a significant portion contracted. In addition, our long-standing bank agreements are expected to trap the cumulative positive cash we expect to generate at the Gila River and Union power stations in 2003.


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COMPANY OUTLOOK: UTILITIES, TRANSPORTATION AND MINING

Tampa Electric

     In 2003, Tampa Electric expects that retail energy sales will continue to grow at about 2.5 percent and that allowance for funds used during construction (AFUDC) will continue at about the same level. Bayside Units 1 and 2 are expected to enter service in May 2003 and in 2004, respectively. The addition to rate base when this plant enters service is expected to give the company the opportunity to increase earnings without exceeding its allowed return on equity. Significant operations and maintenance cost reductions are expected from the reduction in the number of coal-fired units at Gannon Station, the completion of Bayside Unit 1 and other initiatives. We expect that monetizing the gasifier would reduce Tampa Electric's net income $10 million but would be neutral to TECO Energy's earnings. We anticipate that the gasifier transaction would make Tampa Electric self-funding in 2003, meaning it would eliminate the need for an equity infusion from TECO Energy.

Peoples Gas

     In 2003, Peoples Gas expects to continue to add customers at a 4 to 5 percent rate. In June 2002, Peoples Gas filed for a $22.6 million permanent base rate increase, which if approved would be effective in March 2003.

TECO Transport

     Our expectations for TECO Transport assume a modest economic recovery. Operating results are expected to be driven by increased volumes through TECO Bulk Terminal in Louisiana and northbound volume on TECO Barge Line, and continued strength in the government grain programs and new cargo opportunities at TECO Ocean Shipping.

TECO Coal

     In 2003, TECO Coal results are expected to be driven by increased synthetic fuel production to over 5 million tons next year, and anticipated monetization of a material amount of that production.

     TECO Coal also expects to produce about 4 million tons of conventional steam and metallurgical coal in 2003. Based on current market estimates, the 2003 plan assumes coal prices that are lower than those achieved in 2002.

COMPANY OUTLOOK: INDEPENDENT POWER

     In 2003, TECO Power Services results will be driven by the phased commercial operation of the Union and Gila River facilities. The company expects to continue putting contracts in place for portions of the output of its Arizona, Texas and the Entergy region projects, which would reduce potential volatility in earnings and cash flow for these projects in 2003, with the goal of having at least 40 percent of its combined merchant output (Union, Gila River and Frontera power stations) hedged by the end of 2002.


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Transmission

     The Gila River Power Station plans to compete to serve the load, which will include transmission capacity, that will be put up for bid in March 2003 under Arizona's competitive bidding process. In addition, TECO Power Services has or has applied for firm transmission service for more than 1,800 megawatts of capacity, which will ensure power can move to customers.

     Union Power Station expects to secure short-term transmission capacity, as is customary, for sales within the Entergy region, and it is currently pursuing firm transmission options for sales outside of the region.

     Operating Projects - TECO Power Services' Hardee Power Station in Florida, Hamakua Power Station in Hawaii and the Alborada and San Jose facilities in Guatemala are selling power under long-term contracts. Commonwealth Chesapeake Power Station, a peaking facility in Virginia, has sold capacity on a forward basis and is expected to receive capacity credit payments in addition to energy payments, as it has in the past; these payments are a function of the Pennsylvania-New Jersey-Maryland market. The contracted portion of the TECO Power Services portfolio is expected to deliver the performance that it has for the past several years. Discussions are underway for a 2003 contract on the Frontera Power Station in Texas.

     Other Holdings - TECO Power Services' position in the Odessa and Guadalupe power stations in Texas is currently in the form of a loan to Panda Energy International through the end of 2002, at which time Panda Energy will either repay the loans or the loans will convert to an equity ownership in these facilities. TECO Power Services is evaluating various options regarding its position in these projects going forward.

     Assumptions For 2003 -- The 2003 plan includes an after-tax loss of about $30 million at TECO Power Services. Assumptions include a relatively low capacity factor, supported by the forward curve, and a premium for physical dispatchability and ancillary services for the uncontracted portion of the Frontera Power Station and the Union and Gila River facilities. The plan also assumes the current 5 or 6 by 16 forward curve, which indicates spark spreads (i.e., the differential between the price received for electricity sales versus the cost of the fuel) of approximately $9 per megawatt hour in Arizona; less than $4 per megawatt hour in Texas; and less than $1 per megawatt hour in Entergy.

     Based on our current estimates of the dispatch profile for each facility, the effective spark spread embedded in the earnings guidance is less than $14 per megawatt hour at the Gila River Power Station, less than $4 per megawatt hour at the Frontera Power Station and more than $4 per megawatt at the Union Power Station.

     With the higher power prices that would result from economic dispatch, results from TECO Power Services results would be a less than a $10 million after-tax loss.

CREDIT RATING AGENCY ACTIONS

     On September 23, 2002, Fitch Ratings, and on September 24, Moody's Investor Services, Inc. and Standard & Poor's Ratings Service, lowered the ratings on our senior unsecured debt to BBB from A-, to Baa2 from A3 and to BBB- from BBB+, respectively. They also lowered the ratings of Tampa Electric's senior unsecured debt to A- from A+, to A2 from A1 and to BBB from A-, respectively. Fitch and Standard & Poor's also lowered the ratings on TECO Finance's medium-term notes, which are guaranteed by TECO Energy, Inc., to BBB from A- and to BBB- from BBB+, respectively. Additionally,


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Fitch's and Moody's have revised their rating outlooks to stable from negative, while Standard & Poor's outlook remained negative. The agencies indicated that these downgrades reflect their expectation of negative impacts on our earnings and cash flow measures due to continued weakness in wholesale power markets.

     The new ratings meet the minimum requirements imposed by our lending arrangements. See the discussion in our Investment Considerations contained in
Exhibit 99.1 to this Report regarding the consequences of further downgrades.

NOTE REGARDING FORWARD-LOOKING STATEMENTS:

     This report on Form 8-K contains forward-looking statements, which are subject to the inherent uncertainties in predicting future results and conditions. These forward-looking statements include references to our anticipated results of operations, growth rates, capital investments, financing requirements, project completion dates, future transactions and other plans. Certain factors that could cause actual results to differ materially from those projected in these forward-looking statements include the following: energy price changes affecting TECO Power Services' merchant plants; TECO Power Services' ability to sell the output of the merchant plants operating or under construction at a premium to the forward curve prices and to obtain power contracts to reduce earnings volatility; TECO Power Services' ability to successfully resolve its dispute and enter into a service contract with ERCOT; any unanticipated need for additional equity capital that might results from lower than expected cash flow or higher than projected capital requirements; TECO Energy's ability to successfully complete the monetization of its synthetic fuel and gasification facilities, the sale of gas properties and other financial transactions in its new business plan; and TECO Energy's ability to maintain credit ratings sufficient to avoid posting letters of credit relating to its construction loans and to avoid providing additional assurances to counterparties. Other factors include: general economic conditions, particularly those in Tampa Electric's service area affecting energy sales; weather variations affecting energy sales and operating costs; potential competitive changes in the electric and gas industries, particularly in the area of retail competition; regulatory actions affecting Tampa Electric, Peoples Gas System or TECO Power Services; commodity price changes affecting the competitive positions of Tampa Electric and Peoples Gas System, as well as the margins at TECO Coalbed Methane and TECO Coal; changes in and compliance with environmental regulations that may impose additional costs or curtail some activities; TECO Power Services' ability to successfully construct, finance and operate its projects on schedule and within budget; the ability of TECO Energy's subsidiaries to operate equipment without undue accidents, breakdowns or failures; interest rates, credit ratings and other factors that could impact TECO Energy's ability to obtain access to sufficient capital on satisfactory terms; and TECO Coal's ability to successfully operate its synthetic fuel production facilities in a manner qualifying for Section 29 federal income tax credits, which could be impacted by changes in law, regulation or administration. Some of these factors and others are discussed more fully in "Investment Considerations" set forth in
Exhibit 99.1 to this Current Report which are incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

                  99.1     Investment Considerations.



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                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: September 25, 2002          TECO ENERGY, INC.


                                   By: /s/ S.A. Myers
                                   ---------------------------
                                   S.A. Myers
                                   Vice President - Corporate Accounting and Tax




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                                  EXHIBIT INDEX

EXHIBIT NO.                     DESCRIPTION
-----------                     -----------

99.1                             Investment Considerations.